CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Variable Insurance Funds of our reports dated February 15, 2023, relating to the financial statements and financial highlights, which appear in VVIF Equity Index Portfolio, VVIF Mid-Cap Index Portfolio, VVIF Small Company Growth Portfolio, VVIF Capital Growth Portfolio, VVIF Total Stock Market Index Portfolio, VVIF Conservative Allocation Portfolio, VVIF Total International Stock Market Index Portfolio, VVIF Moderate Allocation Portfolio’s Annual Reports on Form N-CSR for the year ended December 31, 2022, and of our reports dated February 16, 2023 relating to the financial statements and financial highlights, which appear in VVIF Equity Income, VVIF Global Bond Index Portfolio, VVIF Growth Portfolio, VVIF Money Market Portfolio, VVIF Total Bond Market Index Portfolio, VVIF Balanced Portfolio, VVIF International Portfolio, VVIF Short-Term Investment-Grade Portfolio, VVIF Diversified Value Portfolio, VVIF High Yield Bond Portfolio, VVIF Real Estate Index Portfolio’s Annual Reports on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 26, 2023